CASH INVESTMENT AGREEMENT

by and between

Leo Motors Korea, Inc.

and

SANG HYUN SHIM

Dated as of APRIL 19, 2016

CASH INVESTMENT AGREEMENT

THIS AGREEMENT is made on APRIL 19, 2016

BETWEEN:

Sang Hyun Shim (hereinafter "PARTY A") located on Hyundai Parkville Unit 2013, 41, Gongwon-ro, Guro-gu, Seoul, Korea 08298

AND:

Leo Motors Korea, Inc. (hereinafter "PARTY B") a corporation incorporated in 291-1, Hasangok-dong, Hanam-si, Gyeonggi-do, Korea 13025

About cash investment as below the contents

ARTICLE I : The Party A' Obliogation

"A" invests One hundred million Korean Won (₩100,000,000) with the condition under.

- A invests One hundred million Korean Won until APRIL 19, 2016.

ARTICLE II : The Party B' Obliogation

Upon Completion of this investment of Party A, Party B issues with the condition under.

- B issues the Party A' common stock 500,000 share shares on the condition of 200 KRW per share after checking the deposit of investment money.

ARTICLE III : Prohibits the transfer and disposal of rights

Unless there is the counter's written consent, for any reason each Party cannot be transferred and disposed of the rights and obligation to the third Party

ARTICLE VI

TERMINATION

This Agreement may be terminated at any time prior to the completion of executing this Agreement by Party B if (a) an order, injunction or decree shall have been issued by any

court or agency of competent jurisdiction and shall be no appealable, or other law shall have been issued preventing or making illegal either the completion of the Stock Issue or the other transactions contemplated by this Agreement

ARTICLE VII

MISCELLANEOUS

Section 7.1 Notices. All notices and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given if delivered personally or by facsimile or seven days after having been sent by certified mail, return receipt requested, postage prepaid, to the parties to this Agreement at the following address or to such other address either party to this Agreement shall specify by notice to the other party.

Section 7.2 Further Assurances. Each party hereto shall do and perform or cause to be done and performed all further acts and shall execute and deliver all other agreements, certificates, instruments and documents as any other party hereto reasonably may request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

Section 7.3 Amendments and Waivers. Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is duly executed and delivered by the Company and Parent. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

Section 7.4 Fees and Expenses. Each party hereto shall pay all of its own fees and expenses (including attorneys' fees) incurred in connection with this Agreement and the transactions contemplated hereby.

Section 7.5 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Republic of Korea. The parties hereto agree that any suit, action or proceeding brought by either party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the court located in Seoul, South Korea.

Section 7.6 Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior

agreements and understandings, both oral and written, between the parties and/or their affiliates with respect to the subject matter of this Agreement.

Section 7.7 Effect of Headings.. The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 7.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.

Section 7.9 Counterparts, Third Party Beneficiaries. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures were upon the same instrument. No provision of this Agreement shall confer upon any person other than the parties hereto any rights or remedies hereunder.

Section 7.10 Specific Performance. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms. It is accordingly agreed that the parties shall be entitled to seek specific performance of the terms hereof, this being in addition to any other remedies to which they are entitled at law or equity.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

Party A

By:



____

Name: SANG HYUN SHIM

Party B:

Leo Motors Korea, Inc.

By:

____

Name: JEONG YOUL CHOI

Title: CEO